COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION Office of the Clerk	Exhibit 3.90

January 30, 2018

WENDY STONEMAN

ODIN FELDMAN ET AL

1775 WIEHLE AVE STE 400

RESTON, VA 20190

RECEIPT

RE:	The PTR Group, LLC
ID:	S729260 - 2
DCN:	18-01-30-1100

Dear Customer:

This is your receipt for $100.00 covering the fees for filing articles of entity conversion with this office.

This is also your receipt for $200.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of entity conversion is January 30, 2018. When the certificate is effective, The PTR Group, Inc. is converted to a limited liability company organized under the laws of this Commonwealth with the following name:

The PTR Group, LLC

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission

CNVRLRCT

CNVR

CIS0353

P.O. Box 1197, Richmond, VA 23218-1197

Tyler Building, First Floor, 1300 East Main Street Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/clk

0533853-8
1/30 US 180130 1100 $200

Odin Feldman Pittleman PC

Wendy Stoneman
Wendy.Stoneman@ofplaw.com
Direct: (703) 218-2315

2018 JAN 30 AM 8:47
CLERK'S OFFICE

January 29, 2018

Form SCC 21.2 Enclosed

Virginia State Corporation Commission
Clerk's Office
1300 E. Main Street
Tyler Building – 1st Floor
Richmond, VA 23219

Re: Articles of Entity Conversion for The PTR Group, Inc.

On behalf The PTR Group, Inc. a Virginia corporation, please find enclosed the following:

1. Duplicate Forms SCC21.2, Request for Expedited Processing, requesting same-day processing and return of confirmation of filing by email;

2. Articles of Entity Conversion for The PTR Group, Inc. to convert to a Virginia limited liability company to be named *The PTR Group, LLC* and Exhibit A, Articles of Organization for The PTR Group, LLC; and

3. A check in the amount of $300, made payable to the order of the State Corporation Commission for the filing and expedited handling fees.

Please accept this ***request for a Certified Copy of the Conversion filing*** upon the completion of the conversion. Our account number for the Certified Copy fees is A-18137. I am enclosing a FedEx return envelope to return the certified copy to me. We need the certified copy for a loan closing which we are hopeful to complete by the end of the week.

Bill I/D 1-CC

SAME DAY 200
FF 100
300

Very truly yours,

Wendy Stoneman

Wendy Stoneman

OK to add "tax accounting" purposes. mm

1/30

Dom Conversion
The PTR Group, Inc. (a VA Corp.) converts to The PTR Group, LLC (a VA LLC)
orig. formation date: 2/1/2000

Enclosures (as stated)

cc (via email): Brian A. Abbott, Esquire

#3749338v1 053903/000005

1775 Wiehle Avenue, Suite 400, Reston, VA 20190 Phone 703-218-2100 Fax 703-218-2160
www.ofplaw.com

S729260-2

pick 1/30/18

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
OFFICE OF THE CLERK
1300 E MAIN ST
RICHMOND, VA 23219
(804) 371-9733
1-866-722-2551 Toll-free in Virginia

SCC21.2
(01/17)

2018 JAN 30 AM 8: 4

Expedited Service Request Form

This form MUST be completed and placed on top of EACH document submission (so it can be readily identified as a request for expedited review and processing).

Name of Corporation or Company (etc.): (Must be typed for Email option.)
The PTR Group, Inc.

SCC ID No. (if known): 0533853-8

Customer Contact Information:

Firm: Odin, Feldman & Pittleman, PC
Attn: Wendy Stoneman
Address: 1775 Wiehle Avenue, Suite 400
Reston (city or town) VA (state) 20190 (zip code)
Telephone: (703) 218 - 2315 ext
Email: WENDY.STONEMAN@OFPLAW.COM

Send Evidence of Expedited Filing By: (Choose one)

- [x] Email (Only available for Categories A, C and D)
  Two typed originals of this form must be submitted for Email option. See "Return of Evidence" in the Instructions.
- [ ] Hold for Pickup (Available at 4:00 p.m.)
- [ ] First-Class Mail
- [ ] USPS Express Mail (Prepaid envelope required.)
- [ ] Overnight via [ ] UPS [ ] Fed Ex (Completed waybill required. For Fed Ex, the waybill must be computer-generated with a barcode.)

~~ See Information & Instructions for description of Categories. ~~

Expedited Service Requested: (mark service requested) — ***** Expedite Fee:** *** (other fees may be needed – see footnote)

Category	Description	Fee
[x] **Category A**	Expedite Business Entity Document listed in Schedule A	
	[x] Same Day Service (Received by 10:00 a.m.)	$ 200
	[ ] Next Day Service (Received by 2:00 p.m.)	$ 100
[ ] **Category B**	Preliminary Review of Document listed in Schedule A (2nd Business Day Service Only – Received by 2:00 p.m.)	$ 50
	[ ] Resubmission within 30 Days of initial Pre-Review	(N/C)
[ ] **Category C**	Expedite Business Entity Document listed in Schedule C (Next Day Service Only – Received by 2:00 p.m.)	$ 50
[ ] **Category D**	Expedite Application for Reinstatement (Next Day Service Only – Received by 2:00 p.m.)	$ 50

FOR OFFICE USE ONLY

180130 1100

W. Stoneman 1/30 authorized changes to Eff. Date for tax+accounting. MM

I/O [ ]

US

*** Submit one payment for all applicable fees (e.g., charter/entrance, reinstatement, filing and expedite fees)

REVIEW THE INSTRUCTIONS BEFORE SUBMITTING THIS FORM.

1801000088

```
CIS0353                              CIS                              01/30/18
1     57  CISM0180          CORPORATE DATA INQUIRY                    10:26:35

   CORP ID:  0533853 - 8   STATUS: 00  ACTIVE           STATUS DATE: 01/28/05
 CORP NAME:  The PTR Group, Inc.______________________________
             _________________________________________________
DATE OF CERTIFICATE:  02/01/2000 PERIOD OF DURATION:          INDUSTRY CODE: 00
STATE OF INCORPORATION:  VA VIRGINIA       STOCK INDICATOR:  S STOCK
MERGER IND:                         CONVERSION/DOMESTICATION IND:
GOOD STANDING IND: Y                MONITOR INDICATOR:
CHARTER FEE:  250.00     MON NO:           MON STATUS:   MONITOR DTE:
   R/A NAME:  DEAN E THOMPSON

     STREET:  20729 RAINSBORO DR                               AR RTN MAIL:

       CITY:  ASHBURN                 STATE :  VA  ZIP:  20147-0000
 R/A STATUS:  2  OFFICER           EFF. DATE:  01/31/05  LOC.: 153
ACCEPTED AR#: 217 50 1069  DATE: 12/21/16                     LOUDOUN COUNTY
 CURRENT AR#: 217 50 1069  DATE: 12/21/16  STATUS: A   ASSESSMENT INDICATOR:  0
YEAR    FEES     PENALTY    INTEREST    TAXES       BALANCE        TOTAL SHARES
 18     790.00                                       790.00             120,000
COMMAND: ...................................................................
4A0                                                                 06,016
```

1801030008

CIS0353 CIS 01/30/18
1 57 CISM0250 MICROFILM INQUIRY 10:26:37

CORP ID: 0533853 - 8 CORP STATUS: 00 ACTIVE
CORP NAME: The PTR Group, Inc.

COURT LOCALITY: 153 LOUDOUN COUNTY TOTAL CHARTER FEES: 250.00

MICROFILM NO	DOCUMENT TYPE	DATE	CHARTER FEE	PAGES
09 09 04 1170	AMEN > AMENDMENT	09/11/09		5
05 02 01 1310	RAC > REGISTERED AGE	01/31/05		1
05 02 01 0554	REIN > REINSTATEMENT	01/28/05		1
04 07 09 0781	TERM > TERMINATION	06/30/04		1
00 01 06 0507	NEWC > NEW CHARTER	02/01/00	250.00	5

COMMAND: ....
4AÛ 06,014

S729260 - 2 COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION AT RICHMOND, JANUARY 30, 2018

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

The PTR Group, Inc.

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective January 30, 2018.

When the certificate becomes effective, The PTR Group, Inc. is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

The PTR Group, LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Judith Williams Jagdmann
Commissioner

CNVRLACT

CIS0353

18-01-30-1100

ARTICLES OF ENTITY CONVERSION OF THE PTR GROUP, INC.

(FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

UNDER SECTION 13.1-722.12 OF

THE VIRGINIA STOCK CORPORATION ACT)

ARTICLE 1

The corporation’s name immediately prior to the filing of these Articles of Entity Conversion is The PTR Group, Inc. (the “Corporation”). The Corporation will convert into a Virginia limited liability company and its name will be The PTR Group, LLC (the “LLC”).

ARTICLE 2

The converting corporation was originally formed on February 1, 2000 in the Commonwealth of Virginia as a corporation with the name The PTR Group, Inc.

ARTICLE 3

Under section 13.1-722.10 of the Code of Virginia, the plan of entity conversion is as follows:

(A)

At the Effective Date (as later defined), each of the shareholder’s issued and outstanding shares of corporate stock will, by virtue of the conversion and without any action by the entity, the shareholder or any other person, be converted into and exchanged for one (1) fully paid and non-assessable membership interest of the limited liability company.

(B)	The resulting LLC’s articles of organization, as they will be in effect immediately after consummation of the conversion, are attached hereto as Exhibit A.

ARTICLE 4

The Corporation’s shareholders unanimously approved the plan of entity conversion on January 26, 2018.

ARTICLE 5

These Articles of Entity Conversion will become effective as of January 29, 2018 (the “Effective Date”), for tax and accounting purposes.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

#3481390v2

Given under my hand and seal as of the Effective Date.

The PTR Group, Inc.
a Virginia corporation

By:
Dean E. Thompson, President and CEO

[SIGNATURE PAGE TO ARTICLES OF ENTITY CONVERSION]

EXHIBIT A Articles of Organization

A-1

ARTICLES OF ORGANIZATION FOR THE PTR GROUP, LLC (a Virginia Limited Liability Company)

Pursuant to Section 13.1-1000 et seq. of the Code of Virginia, the undersigned states as follows:

FIRST:	Name. The name of the limited liability company is The PTR Group, LLC (the “Company”).

SECOND:

Term. The Company shall exist from the date of the issuance of a certificate of organization by the Virginia State Corporation Commission in perpetuity, or until the occurrence of any of the events of termination specified in the operating agreement of the Company (the “Operating Agreement”) or in Section 13.1-1046 of the Code of Virginia to the extent not specified in the Operating Agreement.

THIRD:	Registered Office. The address of the Company’s initial registered office 20729 Rainsboro Drive, Ashburn, Virginia 20147 in Loudoun County.

FOURTH:

Registered Agent. The name of the initial registered agent is Dean E. Thompson, who is a resident of Virginia and a manager of the company and whose business address is the same as the address of the initial registered office of the Company.

FIFTH:	Principal Office. The address of the principal office where the records of the Company will be maintained pursuant to Virginia Code Section 13.1-1028 is 20729 Rainsboro Drive, Ashburn, Virginia 20147.

SIXTH:	Purpose. The Company is organized to transact all lawful activities and businesses that may be conducted by a limited liability company under the laws of Virginia.

SEVENTH:

Management. The management of the Company is reserved to the managers pursuant to these Articles of Organization and the Operating Agreement. The managers shall have complete and exclusive control of the management of the Company’s business and affairs, including, without limitation, the right, power, and authority to act on behalf of the Company and in its name and to enter into contracts on behalf of the Company, as more fully set forth in the Operating Agreement.

The undersigned executed these Articles of Organization effective as of the 29th day of January, 2018.

By:
Wayne M. Zell, Organizer

#3481496v2